UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019 (December 17, 2019)

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3610	25-0317820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950

Office of the Secretary (412) 553-1940

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ARNC	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	ARNC PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective December 17, 2019, the Compensation and Benefits Committee of the Board of Directors of Arconic Inc. (the “Committee”) determined to amend the performance-based restricted share units granted in 2018 and 2019 under the 2013 Arconic Stock Incentive Plan, as Amended and Restated, in order to appropriately address the planned separation of Arconic Inc. (the “Company”) into two independent publicly traded companies, as has been previously announced by the Company (the “Separation”).

Prior to the amendment and as previously disclosed in the Company’s 2019 proxy statement, the performance-based restricted share units granted in 2018 (the “2018 PRSUs”) were subject to vesting on the third anniversary of the grant date, based on the Company’s achievement of performance goals relating to Revenue, EBITDA Margin and Return on Net Assets over a three-year performance period, and also generally subject to continued employment, with a potential payout ranging from 0% - 200% of the target number of units granted, as adjusted up or down based on the Company’s Total Shareholder Return relative to that of 16 peer industrial companies. As a result of the amendment, the performance period for the 2018 PRSUs has been shortened by one year to run from January 1, 2018 to December 31, 2019, such that it will end before the planned Separation. The number of 2018 PRSUs determined eligible to vest based on achievement of the performance goals during such shortened performance period will convert to time-based restricted share units, which will vest in 2021 in accordance with the time-based vesting terms of the awards.

Prior to the amendment, the performance-based restricted share units granted in 2019 (the “2019 PRSUs”) were subject to vesting on the third anniversary of the grant date, based on the Company’s achievement of performance goals relating to performance criteria to be approved by the Committee, and also generally subject to continued employment. As a result of the amendment, the target number of units granted under each 2019 PRSU has been converted to a time-based restricted share unit which will vest in 2022 in accordance with the time-based vesting terms of the awards and no performance goals will apply.

The amendment is with respect to the following target numbers of 2018 PRSUs and 2019 PRSUs granted to the following named executive officers of the Company on, respectively, January 19, 2018 and February 28, 2019:

Officer	Number of 2018 PRSUs	Number of 2019 PRSUs
Kenneth J. Giacobbe	31,770	51,920
Timothy D. Myers	34,950	51,920
Katherine H. Ramundo	31,770	47,600

With the exception of the amendments described above, the 2018 PRSUs and 2019 PRSUs remain subject to the terms set forth in the Global Restricted Share Unit Award Agreement, effective January 19, 2018, filed as Exhibit 10(eee) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: December 20, 2019	By:	/s/ Katherine H. Ramundo
	Name:	Katherine H. Ramundo
	Title:	Executive Vice President, Chief Legal Officer and Secretary